Exhibit 99.1

HALOZYME REPORTS THIRD QUARTER 2023 FINANCIAL AND OPERATING RESULTS

Royalty Revenue Increased 15% YOY to Record $114.4 million

Announces Acceleration into 2023 of Remaining $250M Share Repurchase through ASR

GAAP Diluted EPS of $0.61 and Non-GAAP Diluted EPS of $0.751

Maintained Revenue Guidance and Raised 2023 EBITDA Guidance to $430-$445 million and Non-GAAP EPS Guidance to $2.70-$2.80

SAN DIEGO, November 6, 2023 -- Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme” or the “Company”) today reported its financial and operating results for the third quarter ended September 30, 2023 and provided an update on its recent corporate activities and outlook.

“I am delighted that our strong operating performance and expense management throughout the year have resulted in an increase to EBITDA and non-GAAP EPS guidance. Today, we also announced an acceleration into this year of the remaining $250 million under the current approved $750 million share repurchase plan, authorized in 2021. This action is part of our disciplined and balanced approach to capital allocation and reflects our assessment that share repurchases today are a strong return on investment opportunity,” said Helen Torley, president and CEO of Halozyme. “Supporting our conviction in long-term revenue growth and durability, the third quarter was remarkable, with multiple, meaningful, de-risking events and progress for our upcoming series of Wave 3 potential product launches, projected for 2023-2025. I am also pleased with the progress in the quarter in advancing discussions on development of our HVAI.”

Recent Corporate Highlights:
•Announced an acceleration, into this year, of the remaining $250 million under the current approved $750 million share repurchase plan authorized in 2021. The Company intends to execute the $250 million share repurchase by entering into an accelerated share repurchase (“ASR”) transaction with a financial Institution, immediately, subject to market conditions.
•In August 2023, the Company announced positive results of a clinical study with its high-volume auto-injector demonstrating SC administration of 10 mL of a representative biologic product co-formulated with our ENHANZE® drug delivery technology in approximately 30 seconds. The results were presented at the 13th annual Partnership Opportunities in Drug Delivery (“PODD”) conference in October 2023.

Recent Partner Highlights:

•In November 2023, Halozyme and Acumen entered into a global collaboration and non-exclusive license agreement that provides Acumen access to ENHANZE® technology for a single target. Acumen intends to explore the potential use of ENHANZE for ACU193, Acumen’s clinical stage monoclonal antibody candidate to target Amyloid-β Oligomers for the treatment of early Alzheimer’s disease.
•In October 2023, Bristol Myers Squibb reported positive topline results from the Phase 3 CheckMate-67T trial evaluating a SC formulation of Opdivo (nivolumab) with ENHANZE® in patients with advanced or metastatic clear cell renal cell carcinoma (“ccRCC”) who have received prior systemic therapy. The study met its co-primary pharmacokinetics (“PK”) endpoints and a key secondary endpoint.
•In September 2023, Chugai Pharmaceuticals, a member of the Roche Group, announced that it had obtained regulatory approval for Phesgo® from the Ministry of Health, Labour and Welfare (“MHLW”) in Japan. Halozyme is entitled to receive royalties for Phesgo® sales in Japan under its agreement with Roche.
•In September 2023, argenx announced the Committee for Medicinal Products for Human Use (“CHMP”) of the European Medicines Agency (“EMA”) has recommended European Commission (“EC”) approval of the SC injectable formulation of efgartigimod as an add on to standard therapy for the treatment of adult patients with generalized myasthenia gravis (“gMG”) who are anti-acetylcholine receptor (“AChR”) antibody positive. The EC is expected to make a decision on the argenx marketing authorization application within approximately 67 days following the CHMP recommendation.
•In September 2023, Zai Lab limited (argenx commercial partner for China) announced the Center for Drug Evaluation (“CDE”) of the National Medical Products Administration (“NMPA”) granted Breakthrough Therapy Designation for efgartigimod alfa injection (SC injection) (efgartigimod SC) for the treatment of patients with chronic inflammatory demyelinating polyneuropathy (“CIDP”). The Breakthrough Therapy Designation for efgartigimod SC was supported by data from both global and Chinese patients enrolled in the ADHERE study.
•In September 2023, Roche informed the Company that there will be a delay in the projected launch timing for Tecentriq® SC in the U.S. as a result of Roche’s need to update chemistry, manufacturing, and controls (“CMC”) processes for Tecentriq® SC. Roche expects these updates to be completed in 2023 to support a potential launch of Tecentriq® SC in the U.S. in 2024. There is no expected impact on ex-U.S. filings for Tecentriq® SC.
•In August 2023, Roche announced the approval of Tecentriq® SC with ENHANZE® by the Medicines and Healthcare products Regulatory Agency (“MHRA”) in Great Britain, triggering an $8.0 million milestone payment to Halozyme and the right to receive royalties on net product sales.
•In August 2023, ViiV initiated a Phase 2b study to evaluate the efficacy, safety, PK and tolerability of VH3810109 (N6LS) administered subcutaneously with ENHANZE® in combination with cabotegravir.
•In August 2023, ViiV achieved a development milestone, which triggered a $5 million milestone payment to Halozyme.
•In July 2023, argenx reported positive data from the ADHERE study evaluating VYVGART® Hytrulo with ENHANZE® in adults with CIDP. The study met its primary endpoint resulting in a 61% reduction in risk of relapse compared to placebo.
•In July 2023, Roche announced that the Phase III OCARINA II trial evaluating OCREVUS® (ocrelizumab) with ENHANZE® as a twice a year 10-minute SC injection met its primary and secondary endpoints in patients with relapsing forms of multiple sclerosis (“MS”) or primary progressive MS (“RMS” or “PPMS”).

Third Quarter 2023 Financial Highlights:
•Revenue was $216.0 million compared to $209.0 million in the third quarter of 2022. The 3% year-over-year increase was driven by growth in ENHANZE® revenue streams with an increase in royalty revenue and an increase in product sales as a result of an increase in bulk rHuPH20 sales driven by partner demand and continued growth in XYOSTED®, partially offset by in the timing of milestone revenue. Revenue for the quarter included $114.4 million in royalties, an increase of 15% compared to $99.6 million in the prior year period, primarily attributable to increases in revenue of subcutaneous DARZALEX® (daratumumab) and Phesgo®.
•Cost of sales was $54.8 million, compared to $47.3 million in the third quarter of 2022. The increase was driven by growth in proprietary product sales and bulk rHuPH20 demand.
•Amortization of intangibles expense was $20.3 million, compared to $27.2 million in the third quarter of 2022. The decrease was due to a remeasurement period adjustment of our acquired intangible assets recorded in the fourth quarter of 2022, partially offset by an impairment charge of $2.5 million to fully impair the TLANDO® product rights intangible asset as a result of the license agreement termination notice provided to Lipocine in September 2023.
•Research and development expense was $17.3 million, compared to $16.7 million in the third quarter of 2022. Selling, general and administrative expense was $35.3 million, compared to $34.5 million in the third quarter of 2022. The increases were primarily due to an increase in compensation expense.
•Operating income was $88.3 million, compared to operating income of $83.3 million in the third quarter of 2022.
•Net Income was $81.8 million, compared with net income of $61.6 million in the third quarter of 2022.
•EBITDA was $124.6 million, compared with EBITDA of $109.8 million in the third quarter of 2022. Adjusted EBITDA was $114.9 million, compared with Adjusted EBITDA of $110.2 million in the third quarter of 2022.1
•Earnings per Share: GAAP diluted earnings per share was $0.61, compared with $0.44 in the third quarter of 2022. Non-GAAP diluted earnings per share was $0.75, compared with $0.74 in the third quarter of 2022.1
•Cash, cash equivalents and marketable securities were $483.3 million on September 30, 2023, compared to $362.8 million on December 31, 2022. The increase was primarily due to the cash provided by operating activities, partially offset by repurchase of common stock for $150.0 million in the first quarter of 2023.

Financial Outlook for 2023

The Company is raising its EBITDA and non-GAAP EPS guidance ranges to reflect strong expense management. For the full year 2023, the Company now expects:

•Total revenue of $825 million to $845 million, representing growth of 25% to 28% over 2022 total revenue primarily driven by continued strength in Wave 2 products, including DARZALEX® SC and Phesgo® utilizing ENHANZE®, as well as full year auto-injector royalty and product contribution. The Company expects revenue from royalties of $445 million to $455 million, representing growth of 23% to 26%.
•EBITDA of $430 million to $445 million, representing growth of >30% over 2022. EBITDA excludes the impact of amortization costs related to the Antares Pharma acquisition.1
•Non-GAAP diluted earnings per share of $2.70 to $2.80, representing growth of 22% over 2022.1 The Company’s earnings per share guidance does not consider the impact of potential future share repurchases.

Table 1. 2023 Financial Guidance

	Guidance Range	Previous Guidance Range
Total Revenue	$825 to $845 million	$825 to $845 million
Royalty Revenue	$445 to $455 million	$445 to $455 million
EBITDA	$430 to $445 million	$420 to $440 million
Non-GAAP Diluted EPS	$2.70 to $2.80	$2.65 to $2.75

Webcast and Conference Call

Halozyme will host its Quarterly Update Conference Call for the third quarter ended September 30, 2023 today, Monday, November 6, 2023 at 1:30 p.m. PT/4:30 p.m. ET. The conference call may be accessed live with pre-registration via link: https://conferencingportals.com/event/xUgmoVIG. The call will also be webcast live through the “Investors” section of Halozyme’s corporate website and a recording will be made available following the close of the call. To access the webcast and additional documents related to the call, please visit Halozyme.com.

About Halozyme

Halozyme is a biopharmaceutical company bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. As the innovators of the ENHANZE® technology with the proprietary enzyme rHuPH20, Halozyme’s commercially-validated solution is used to facilitate the delivery of injected drugs and fluids in order to reduce the treatment burden to patients. Having touched more than 700,000 patient lives in post-marketing use in seven commercialized products across more than 100 global markets, Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Takeda, Pfizer, AbbVie, Eli Lilly, Bristol-Myers Squibb, Alexion, argenx, Horizon Therapeutics, ViiV Healthcare, Chugai Pharmaceutical and Acumen Pharmaceuticals.

Halozyme also develops, manufactures and commercializes, for itself or with partners, drug-device combination products using its advanced auto-injector technology that are designed to provide commercial or functional advantages such as improved convenience and tolerability, and enhanced patient comfort and adherence. The Company has a commercial portfolio of proprietary products including XYOSTED® and TLANDO® and partnered commercial products and ongoing product development programs with several pharmaceutical companies including Teva Pharmaceuticals and Idorsia Pharmaceuticals.

Halozyme is headquartered in San Diego, CA and has offices in Ewing, NJ and Minnetonka, MN. Minnetonka is also the site of its operations facility.

For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

Note Regarding Use of Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures. The Company reports earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA and Non-GAAP diluted earnings per share, and guidance with respect to those measures, in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share excluding share-based compensation expense, amortization of debt discount, intangible asset amortization, transaction costs for business combinations, realized gains or losses on marketable security sales and certain adjustments to income tax expense. The Company calculates EBITDA excluding interest, taxes, depreciation and amortization. The Company calculates adjusted EBITDA excluding transaction costs for business combinations. Reconciliations between GAAP and Non-GAAP financial measures are included at the end of this press release. The Company does not provide reconciliations of forward-looking adjusted measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for changes in contingent liabilities, share-based compensation expense and the effects of any discrete income tax items. The Company evaluates other items of income and expense on an individual basis for potential inclusion in the calculation of Non-GAAP financial measures and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations and (iii) whether or not the Company expects it to occur as part of the Company’s normal business on a regular basis. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. These non-GAAP financial measures are not meant to be considered in isolation and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The non-GAAP measures also allow investors and analysts to make additional comparisons of the operating activities of the Company’s core business over time and with respect to other companies, as well as assessing trends and future expectations. The Company uses non-GAAP financial information in assessing what it believes is a meaningful and comparable set of financial performance measures to evaluate operating trends, as well as in establishing portions of our performance-based incentive compensation programs.

Safe Harbor Statement

In addition to historical information, the statements set forth in this press release include forward-looking statements including, without limitation, statements concerning the Company’s financial performance (including the Company's financial outlook for 2023) and expectations for future growth, achieving operational goals, profitability, return on investment, revenues (including royalty, milestone and product sales revenue), EBITDA, non-GAAP diluted earnings-per-share and potential share repurchase under its share repurchase program. Forward-looking statements regarding the Company’s ENHANZE® drug delivery technology may include the possible benefits and attributes of ENHANZE®, its potential application to aid in the dispersion and absorption of other injected therapeutic drugs and facilitating more rapid delivery and administration of higher volumes of injectable medications through subcutaneous delivery. Forward-looking statements regarding the Company's business may include potential growth and receipt of royalty and milestone payments driven by our partners' development and commercialization efforts, potential new clinical trial study starts and clinical data, regulatory submissions and product launches, the size and growth prospects of our partners' drug franchises, potential new or expanded collaborations and collaborative targets and regulatory review and potential approvals of new partnered or proprietary products and the Company’s development and partnership potential of a high volume auto-injector. These forward-looking statements are typically, but not always, identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning and involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including unexpected levels of revenues, expenditures and costs, unexpected delays in the execution of the Company’s share repurchase program, unexpected results or delays in the growth of the Company’s business, or in the development, regulatory review or commercialization of the Company’s partnered or proprietary products (including its high volume auto-injector), regulatory approval requirements, unexpected adverse events or patient outcomes and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update forward-looking statements to reflect events after the date of this release.

Contacts:

Tram Bui
VP, Investor Relations and Corporate Communications
609-359-3016
tbui@halozyme.com

Dawn Schottlandt
Argot Partners
212-600-1902
Halozyme@argotpartners.com

Footnotes:
1. Reconciliations between GAAP reported and non-GAAP financial information and adjusted guidance measures are provided at the end.

Halozyme Therapeutics, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Royalties	$114,433	$99,551	$325,813	$254,496
Product sales, net	86,569	61,427	221,252	129,867
Revenues under collaborative agreements	15,031	47,998	52,149	94,257
Total revenues	216,033	208,976	599,214	478,620
Operating expenses:
Cost of sales	54,823	47,319	140,063	97,184
Amortization of intangibles	20,341	27,193	56,011	38,596
Research and development	17,321	16,705	55,027	44,041
Selling, general and administrative	35,269	34,467	111,574	105,777
Total operating expenses	127,754	125,684	362,675	285,598
Operating income	88,279	83,292	236,539	193,022
Other income (expense):
Investment and other (expense) income, net	4,786	641	10,957	194
Inducement expense related to convertible note	—	(2,712)	—	(2,712)
Contingent liability fair value measurement gain	13,200	—	13,200	—
Interest expense	(4,505)	(7,514)	(13,542)	(12,377)
Net income before income taxes	101,760	73,707	247,154	178,127
Income tax expense	19,923	12,073	50,948	33,700
Net income	$81,837	$61,634	$196,206	$144,427

Net income per share:
Basic	$0.62	$0.45	$1.48	$1.05
Diluted	$0.61	$0.44	$1.45	$1.02

Shares used in computing net income per share:
Basic	131,965	136,527	132,896	137,370
Diluted	134,083	139,387	135,233	141,019

Halozyme Therapeutics, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$274,227	$234,195
Marketable securities, available-for-sale	209,055	128,599
Accounts receivable, net and contract assets	217,325	231,072
Inventories, net	128,921	100,123
Prepaid expenses and other current assets	49,478	45,024
Total current assets	879,006	739,013
Property and equipment, net	74,669	75,570
Prepaid expenses and other assets	18,115	26,301
Goodwill	416,821	409,049
Intangible assets, net	490,641	546,652
Deferred tax assets, net	13,410	44,426
Restricted cash	—	500
Total assets	$1,892,662	$1,841,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,318	$17,693
Accrued expenses	95,200	96,516
Deferred revenue, current portion	667	3,246
Current portion of long-term debt, net	—	13,334
Total current liabilities	115,185	130,789
Deferred revenue, net of current portion	2,253	2,253
Long-term debt, net	1,497,621	1,492,766
Other long-term liabilities	28,422	30,433
Contingent liability	—	15,472
Total liabilities	1,643,481	1,671,713

Stockholders’ equity:
Common stock	132	135
Additional paid-in capital	25,537	27,368
Accumulated other comprehensive loss	1,227	(922)
Retained earnings (accumulated deficit)	222,285	143,217
Total stockholders’ equity	249,181	169,798
Total liabilities and stockholders’ equity	$1,892,662	$1,841,511

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
Net Income and Diluted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2023	2022
GAAP Net Income	$81,837	$61,634
Adjustments:
Inducement expense related to convertible notes	—	2,712
Share-based compensation	9,367	6,797
Amortization of debt discount	1,824	3,932
Amortization of intangible assets	17,834	27,193
Transaction costs for business combinations(1)	—	439
Amortization of inventory step-up at fair value(2)	493	5,830
TLANDO Related Adjustments:
Gain on changes in fair value of contingent liability(3)	(13,200)	—
Inventory write-off(3)	3,509	825
Impairment charge of TLANDO product rights intangible assets(3)	2,507
Income tax effect of above adjustments(4)	(3,649)	(6,034)
Non-GAAP Net Income	$100,522	$103,328

GAAP Diluted EPS	$0.61	$0.44
Adjustments:
Inducement expense related to convertible notes	—	0.02
Share-based compensation	0.07	0.05
Amortization of debt discount	0.01	0.03
Amortization of intangible assets	0.13	0.20
Transaction costs for business combinations(1)	—	—
Amortization of inventory step-up at fair value(2)	—	0.04
TLANDO Related Adjustments:
Gain on changes in fair value of contingent liability(3)	(0.10)	—
Inventory write-off(3)	0.03	0.01
Impairment charge of TLANDO product rights intangible assets(3)	0.02	—
Income tax effect of above adjustments(4)	(0.03)	(0.04)
Non-GAAP Diluted EPS	$0.75	$0.74

GAAP & Non-GAAP Diluted Shares	134,083	139,387
Dollar amounts, as presented, are rounded. Consequently, totals may not add up.
(1)Amount represents incremental costs including legal fees, accounting fees and advisory fees incurred for the Antares acquisition.
(2)Amounts relate to amortization of the inventory step-up associated with purchase accounting for the Antares acquisition.
(3)Amounts relate to fair value gain on contingent liability, inventory write-off and impairment of TLANDO product rights intangible assets due to the termination of the TLANDO license agreement in September 2023.
(4)Adjustments relate to taxes for the reconciling items, as well as excess benefits or tax deficiencies from stock-based compensation, and the quarterly impact of other discrete items.

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
Diluted EPS

	Twelve Months Ended December 31, 2022	2023 Guidance	Percentage Change

GAAP Diluted EPS	$1.44
Adjustments:
Inducement expense related to convertible notes	0.02
Share-based compensation	0.17
Amortization of debt discount	0.06
Amortization of intangible assets	0.31
Transaction costs for business combinations(1)	0.16
Severance and share-based compensation acceleration expense(2)	0.16
Amortization of inventory step-up at fair value(3)	0.06
Realized loss from marketable securities(4)	0.01
Income tax effect of above adjustments(5)	(0.17)
Non-GAAP Diluted EPS	$2.21	$2.70 - $2.80	22% - 27%
Dollar amounts, as presented, are rounded. Consequently, totals may not add up.
(1)Amount represents incremental costs including legal fees, accounting fees and advisory fees incurred for the Antares acquisition.
(2)Amount represents severance cost and acceleration of unvested equity awards as part of the Antares merger agreement.
(3)Amount related to amortization of the inventory step-up associated with purchase accounting for the Antares acquisition.
(4)Amount represents realized loss from the sale of our marketable securities to finance the acquisition of Antares.
(5)Adjustments relate to taxes for the reconciling items, as well as excess benefits or tax deficiencies from stock-based compensation, and the quarterly impact of other discrete items.

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
EBITDA
(Unaudited)
(In thousands)

	Three Months Ended September 30,
	2023	2022
GAAP Net Income	$81,837	$61,634
Adjustments:
Investment and other income	(4,786)	(641)
Interest expense	4,505	7,514
Income tax expense	19,923	12,073
Depreciation and amortization	23,078	29,203
EBITDA	124,557	109,783
Adjustments:
Gain on changes in fair value of contingent liability	(13,200)	—
Inventory write-off	3,509	—
Transaction costs for business combinations	—	439
Adjusted EBITDA	$114,866	$110,222
Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
EBITDA
(Unaudited)
(In millions)

	Twelve Months Ended December 31, 2022	2023 Guidance Range	Percentage Change
GAAP Net Income	$202
Adjustments:
Investment and other income	(1)
Interest expense	17
Income tax expense	47
Depreciation and amortization	50
EBITDA	315	$430 - $445	37% - 41%
Adjustments:
Severance and share-based compensation acceleration expense	23
Transaction costs for business combinations	22
Gain on changes in fair value of contingent liability		(13)
Inventory write-off		3
Adjusted EBITDA	$360	$425 - $440	18% - 22%
Dollar amounts, as presented, are rounded. Consequently, totals may not add up.